Rule 424(b)(3)
                                                              File No. 333-64617


                  PROSPECTUS SUPPLEMENT DATED FEBRUARY 11, 1999
                      TO PROSPECTUS DATED OCTOBER 5, 1998



         As a result of certain transfers of ConAgra Common Stock by Selling Stockholders, the list of Selling Stockholders in the Prospectus, dated October 5, 1998, of ConAgra, Inc. ("ConAgra") is hereby revised in its entirety as of February 11, 1999 as follows:

         Selling Stockholders              Shares of ConAgra Common Stock
Entrepreneurial Food Group, LLC                        550,000
Robert W. Klemme and Diane Klemme Family Trust          68,278
The Sovereign Trust                                     65,518
Duane R. Roberts                                       596,574
Robert W. Klemme                                        30,000

